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                                                                     Exhibit 5.1


        [Letterhead of Cooperman Levitt Winikoff Lester & Newman, P.C.]



                                                September 30, 1996



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

        We have been requested by Young Broadcasting Inc. (the "Company"), a Delaware corporation, to furnish our opinion in connection with the registration statement (the "Registration Statement") on Form S-3, with respect to the registration of up to 461,398 shares of the Company's Class A Common Stock (the "Common Stock"), $.001 par value, which amount includes 401,216 shares of Common Stock to be sold by certain of the Company's stockholders, plus up to an additional 60,182 shares of Common Stock to be sold by such stockholders to cover any over-allotments (the "Selling Stockholder Shares").

        We have made such examination as we have deemed necessary for the purpose of this opinion. Based upon such examination, it is our opinion that the Selling Stockholder Shares have been validly issued and are fully paid and non-assessable.

        We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York, the Federal laws of the United States of America, and the General Corporation Law of the State of Delaware.

        The opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purposes or relied upon or furnished to any other person without our prior written consent.
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Securities and Exchange Commission
September 30, 1996
Page 2


        We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption "Legal Matters" in the prospectus included in the Registration Statement.

                                                Very truly yours,

                                                COOPERMAN LEVITT WINIKOFF
                                                  LESTER & NEWMAN, P.C.


                                                 By: /s/ Elliot Brecher
                                                    -------------------------